Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 19, 2022, with respect to the financial statements of PlaySight Interactive Ltd. contained in the Registration Statement on Form S-1/A and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1/A and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Halperin Ilanit
Certified Public Accountants (Isr.)

Tel-Aviv, Israel June 10, 2022